As filed with the Securities and Exchange Commission on May 15, 2023

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
———————————
OPKO Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2402409
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 ———————————

4400 Biscayne Blvd. Miami, Florida (Address of Principal Executive Offices)	33137 (Zip Code)

OPKO Health, Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Camielle Green

Associate General Counsel, Secretary

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(305) 575-4100

(Telephone number, including area code, of agent for service)

Copies to:

Robert L. Grossman, Esq.

Drew M. Altman, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by OPKO Health, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering a total of 30,000,000 additional shares of its common stock, par value $0.01 per share (“Common Stock”), issuable under the OPKO Health, Inc. 2016 Equity Incentive Plan (as amended, the “Plan”).

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering shares of Common Stock under the Plan (File No. 333-211209) (the
“Prior Registration Statement”) is hereby incorporated by reference herein, and the information required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement

PART II

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 27, 2023;

(b)	Definitive Proxy Statement for the Registrant’s 2023 Annual Meeting of Stockholders, filed with the Commission on May 1, 2023;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 3, 2023;

(d)	Current Reports on Form 8-K, filed with the Commission on January 3, 2023, February 10, 2023, and March 8, 2023; and

(e)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on June 23, 2016, including any amendments or reports filed for the purpose of updating that description, including the description of the Common Stock filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 18, 2021.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of OPKO Health, Inc., filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 12, 2013 and incorporated by reference herein.

4.2

Amendment to Amended and Restated Certificate of Incorporation, filed as filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 21, 2019 and incorporated by reference herein.

4.3

Amended and Restated Bylaws of OPKO Health, Inc., filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 18, 2021 and incorporated by reference herein.

4.4

OPKO Health, Inc. 2016 Equity Incentive Plan, filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 25, 2016 and incorporated by reference herein.

4.5

Form of Amendment to the OPKO Health, Inc. 2016 Equity Incentive Plan, filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 3, 2022 and incorporated by reference herein.

5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages hereto).

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Miami, State of Florida, on May 15, 2023.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: May 15, 2023	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rubin with full power to act as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Phillip Frost, M.D.	Chief Executive Officer and Chairman of the Board	May 15, 2023
Phillip Frost, M.D.	(Principal Executive Officer)

/s/ Jane H. Hsiao, Ph.D.	Vice Chairman of the Board and Chief Technical Officer	May 15, 2023
Jane H. Hsiao, Ph.D.

/s/ Steven D. Rubin	Executive Vice President-Administration and Director	May 15, 2023
Steven D. Rubin

/s/ Elias A. Zerhouni, M.D.	Vice Chairman of the Board and President	May 15, 2023
Elias A. Zerhouni, M.D.

/s/ Gary J. Nabel, M.D., Ph.D.	Director and Chief Innovation Officer	May 15, 2023
Gary J. Nabel, M.D., Ph.D.

/s/ Alexis Borisy	Director	May 15, 2023
Alexis Borisy

/s/ Richard M. Krasno, Ph.D.	Director	May 15, 2023
Richard M. Krasno, Ph.D.

/s/ Prem A. Lachman	Director	May 15, 2023
Prem A. Lachman

/s/ Roger J. Medel, M.D.	Director	May 15, 2023
Roger J. Medel, M.D.

/s/ John A. Paganelli	Director	May 15, 2023
John A. Paganelli

/s/ Richard C. Pfenniger, Jr.	Director	May 15, 2023
Richard C. Pfenniger, Jr.

/s/Alice Lin-Tsing Yu, M.D., Ph.D.	Director	May 15, 2023
Alice Lin-Tsing Yu, M.D., Ph.D.